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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Nextel Communications, Inc. on Form S-3 of our report dated February 25, 2000 (March 28, 2000 as to paragraphs 21, 23 and 26 of Note 8 and paragraph 3 of Note
18) appearing in the Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
McLean Virginia
May 15, 2000